As filed with the Securities and Exchange Commission on April 30, 2005
                                           Commission File No. 333-121663


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                          FORM SB-2/A
                       Amendment No. 1

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ELITE ARTZ, INC.
           --------------------------------------------
          (Name of small business issuer in its charter)

       Nevada                       5999                   90-0201309
-----------------------------  ------------------  ---------------------------
(State or jurisdiction of      (Primary Standard        (I.R.S. Employer
incorporation or organization)    Industrial           Identification Number)
                                 Classification
                                  Code Number)

                 4950 W. Craig Road, Suite 3-235
                          Las Vegas, NV
                              89130
                          (702)655-3591
                  -----------------------------
                      (Address and telephone
                  number of principal executive
                      offices and principal
                        place of business)

                Corporate Advisory Services, Inc.
                    251 Jeanell Drive, Suite 3
                         Carson City, NV
                              89703
                          (775) 885-2677
              -------------------------------------
                        (Name, address and
                  telephone number of agent for
                             service)


                            Copies to:

                       James A. Barber Esq.
                    50 W. Broadway, Suite 100,
                          Bank One Tower
                     Salt Lake City, UT 84101
                      ----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of
Each Class                                     Proposed
of                             Proposed        Maximum
Securities      Amount         Offering        Aggregate      Amount of
to be           To be          Price per       Offering       Registra-
Registered      Registered(1)  Share           Price          tion Fee (2)
-----------------------------------------------------------------------------

Common Stock,    745,900       $0.50 per       $ 372,950       $  12.67
$0.001 par       shares        share
value, being
sold by selling
shareholders

Common Stock,    200,000       $0.50 per       $ 100,000       $  47.25
$0.001 par       shares        share
value, being
sold by the
Company
-----------------------------------------------------------------------------
TOTAL            945,900                       $ 472,950       $  59.92
-----------------------------------------------------------------------------
      (1) This registration statement covers the resale by certain selling stockholders of up to an aggregate of 745,900 shares of common stock and the initial sale by the issuer of a maximum of 200,000 shares of common stock par value $0.001.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PROSPECTUS

                         ELITE ARTZ, INC.
                 4950 W. Craig Road, Suite 3-235
                       Las Vegas, NV 89130

                      945,900 Common Shares

                   ---------------------------

 We are offering a up to 200,000 common shares at $0.50 per share and selling shareholders are offering 745,900 common shares at $0.50 per share.

          We have no public market for our common stock.

            --------------------------------------------------------
           | Investing in our common stock involves risks which are | | described in the "Risk Factors" section beginning on |
           |               page 4 of this prospectus.               |
            --------------------------------------------------------

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not solicit-ing an offer to buy these securities in any state where the offer or sale is prohibited.

   ___________________________________________________________________________
.. We are offering 200,000 common shares at $0.50 per share in this offering, which is a self-underwritten or a "best efforts" offering with no minimum. Our officers are selling the offering. We will not use an underwriter or securities dealer and there are no arrangements to place any funds in escrow, trust or similar account. No commissions will be paid. The price of $0.50 was arbitrarily determined by us. This offering of 200,000 shares will close 180 days after the date of this prospectus. To purchase shares in this offering you must purchase at least 100 shares, execute a subscription agreement and submit payment to Elite Artz, Inc. for the full amount of purchase.

..  Selling shareholders are offering 745,900 shares at $0.50 per share for the duration of the offering or until and if our shares are quoted on the Over-the-Counter-Bulletin-Board and thereafter at prevailing market prices or in privately negotiated transactions.
   --------------------------------------------------------------------------
                                                   Per share    Total
                                                   ---------    ------------
   Public offering price per share..............   $  0.50      $ 100,000(1)
   Commissions per share........................   $     0      $       0
   Proceeds to the Company (1)..................   $  0.50      $ 100,000(1)

         (1) We will not receive any proceeds from shares sold by selling stockholders.

       The date of this prospectus is April __, 2005

                               TABLE OF CONTENTS

Section                                                                  Page
-----------------------------------------------------------------------------

Prospectus Summary ....................................................... 3
Risk Factors ............................................................  4
Forward-looking Statements ............................................... 8
Use of Proceeds .......................................................... 8
Determination of Offering Price........................................... 9
Dilution .................................................................10
Security Ownership of Certain Beneficial Owners and Management............11
Selling Shareholders..................................................... 12
Plan of Distribution .................................................... 14
Legal Proceedings ........................................................17
Directors, Executive Officers, Promoters and Control Persons .............17
Description of Securities.................................................19
Market for Common Equity and Related Shareholder Matters..................20
Interests of Named Experts and Counsel....................................23
Disclosure of Commission Position On Indemnification for
Securities Act Liabilities ...............................................23
Organization Within the Last Five Years ................................. 23
Description of Business.................................................. 23
Plan of Operation ........................................................28
Description of Property...................................................30
Certain Relationships and Related Party Transactions .....................30
Executive Compensation ...................................................31
Changes in and Disagreements with Accountants............................ 32
Financial statements......................................................32
 Outside Back Cover Page...............................................41
Exhibit A - Subscription Agreement........................................43

                        PROSPECTUS SUMMARY
Our Business
------------

Elite Artz, Inc. is a Nevada Corporation organized for the purpose of direct marketing
         .  fine-quality original oil paintings,
         . framed and matted prints by well-known artists, and . specialty fine art collections to hospitals, corporations, colleges and private individuals at affordable prices. Our original paintings are sub-museum quality paintings by artists with no commercial reputations with an average price of $3,500 -$4,500. The well known artists are out of copyright and none are our exclusives. Our specialty collections are compiled on a case by case basis using our original artwork inventory combined with prints to provide an overall look or "collection" for the buyer.

Corporate Information
---------------------

Our principal executive offices are located at 4950 W. Craig Road, Suite 3-235, Las Vegas, NV 89130. Our telephone number is 702-655-3591

The Offering
------------

Common stock offered by us:                       200,000 shares
Common stock offered by selling shareholders: 745,900 shares Common stock outstanding before the offering: 3,038,400 shares Common stock outstanding after the offering:
    .   assuming 25% subscription:           3,088,400 shares
    .   assuming 50% subscription:              3,138,400 shares
    .   assuming 100% subscription:          3,238,400 shares

Use of Proceeds:
---------------

We will not receive proceeds from shares sold by selling shareholders. Proceeds from shares subscribed for by the public will be utilized as follows:

                                 ($15,000)      ($40,000)      ($90,000)
                                 Assuming 25%   Assuming 50%   Assuming 100%
                                 Subscription   Subscription   Subscription
                                 ---------------------------------------------
Artwork acquisition..............$ 10,000       $ 25,000    $ 60,000
Marketing and promotion..........$  2,000       $  7,500       $ 15,000
Clerical support.................$  1,000       $  2,500       $  5,000
Working capital..................$  2,000       $  5,000       $ 10,000


Summary Financial Information
-----------------------------

You should read the following information together with the "Plan of Operation" section of this prospectus as well as with our Financial Statements and Notes.

Balance Sheet Information                                      12/31/2004
----------------------------------------------------------------------------
Cash..........................................................$   1,958
Inventory.....................................................$  15,200
Available for sale securities.................................$  57,500
Total Assets..................................................$  74,658
Total Liabilities.............................................$   2,090
Total Stockholders' Equity....................................$  72,568

Statement of Operations Information                  12/31/04    12/31/03
------------------------------------------------------------------------------
Total sales revenues................................$ 157,500 $       -
Cost of sales................ ......................$ 200,435         -
Total expenses......................................$  53,994    38,253
Net Loss...................... .....................$(96,929)  (38,2530)

References in this prospectus to we, our and us refer to Elite Artz, Inc.

                                RISK FACTORS

The following are risk factors which are directly related to our business, financial condition, and this offering. Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

Risks Related to Our Financial Condition
----------------------------------------

     . Our limited operating history and an inability to generate profits from sales activity will make it difficult for you to evaluate an investment in our common stock which could result in a loss of your entire investment.

We were formed on July 15, 2002, and since that time our business activities have been limited to start-up and development activities and limited sales activities of our artwork. We had revenues from inception on July 15, 2002 through December 31, 2004 of $162,300 with most of it occurring in 2004.
Of those revenues only approximately $50,000 were cash. Our sales to date have resulted in a gross loss on sales of $39,385; we had an overall net loss from operations since inception of $146,632. There is no evidence or assurance we will be successful in our business plan or ever achieve profitability. We will likely operate at a loss for the foreseeable future. It will therefore be very difficult for you to evaluate the investment potential our company. You could lose your entire investment.

     . If we need additional capital to fund our losses or for business expansion it may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and may result in our inability to continue in business.

 Although we currently anticipate that the net proceeds from the offering
(if 100% sold), together with the nominal cash on hand of $1,958 will be sufficient to meet our anticipated needs for at least the next 12 months, it
is still possible we could require additional financing.   Because we
expect to continue to generate losses for the next several months as we purchase additional inventory and initiate changes to our current marketing plan, income from our operations may not be sufficient to meet our needs after that period. Nor do we anticipate that revenues from operations, if any, would be sufficient to promote any expansion plans. We may seek to raise additional funds in the future in order to fund any growth, more aggressive marketing programs or the acquisition of complementary businesses. In addition, if we have not estimated our current funding needs accurately, we may be required to solicit additional funds. Obtaining additional financing will be subject to a number of factors including:
      -  market and economic conditions;
      -  our financial condition and operating performance; and
      -  investor sentiment.
These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. In addition, an investor should be aware that if we raise less than 100% of our offering, we may be require to seek additional funding as discussed in a separate risk factor below. In any event, if we obtain additional financing, your interest could be further diluted. Please see "Dilution" on p. 10.

     . Our "available-for-sales" securities may not provide operating capital when needed; the value of those securities could go down making it uneconomical to sell the securities if and when we need to.

Although we initially booked a $112,500 asset of available for sales securities during our second quarter, the value reduced during the third and fourth quarters to $57,500. These securities are traded on the "pink sheets" and therefore considered highly volatile and may not be worth the current booked value at the time we need or choose to sell them. We may not be able to sell these securities when necessary or their market value may be reduced. An inability to sell these securities if and when needed, or a further reduction in value of these securities could reduce our ability to generate cash when and if needed. Lack of available cash from this source could reduce our ability to operate effectively.

Risks Related to our Business
-----------------------------

     . Management's limited experience in the direct marketing of artwork could result in a failure to achieve our business objectives

Our present management has no prior experience in managing or operating an artwork marketing business. To date, their part-time efforts since July of 2002 have not resulted in profitable operations. While these individuals have many years of practical business experience in a variety of areas, they specifically have no experience conducting a business involving the purchase and sale of fine art. Although Management plans to purchase additional inventory and intensify and re-focus marketing efforts, without expertise or the assistance of experts in this field, their efforts may continue to be unsuccessful.

     . Our directors and officers, who are responsible for all phases of our business operations including sales of our art inventory, will continue to devote only part time efforts to this business which may not be sufficient to successfully develop our business.

The amount of time which each of our officers and directors will devote to our business will continue to be limited. David Cartisano will devote approximately 5-10 hours per week; Stephen Cartisano will devote 10-20 hours per week and James Smock will devote 5-10 hours per week. In addition, Steve Cartisano will be responsible for not only day to day operations of Elite Artz, but also for testing the market and generating sales activity. All three of these individuals have other business interests. The hours they devote to our business may not be sufficient to fully develop our business. There exists, potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities. At this time, none or our officers and directors are involved with a business which would benefit from the same type of corporate opportunity as Elite Artz, Inc. Please also read "Certain Relationships... Resolving Conflicts of Interests..." on page 30.

     . This is a 'No Minimum' Offering with no commitments and no escrow of proceeds; if less than maximum proceeds are received our chances for successfully implementing our business plan will be reduced and you could lose all of your investment.

Although we have approximately $57,500 in "available-for-sale" securities, the securities are traded on the "pink sheets" and the OTCBB and therefore considered highly volatile and may not be worth the current booked value at the time we need or choose to sell them. We may not be able to sell these securities when necessary or their market value may reduced. We also have $15,200 in inventory which could further provide us with some cash flows. Historically, we have not realized a profit on our artwork sales and may not be able to achieve full value on current inventory sales. We are, therefore, highly dependent upon the proceeds from this offering and the amount of funding from this offering is uncertain. Actual funding could be substantially less than the maximum and could be only nominal in amount. We are not escrowing funds and your investment will not be returned if less than the maximum proceeds are received. In the event that funding from this offering is inadequate there is a high risk that you could lose all of your investment.

     . Competition in our industry is extremely intense and has contributed to our inability to make a profit on our artwork sales; unless we find a way to successfully compete we may continue to experience losses which could decrease the value of your investment.

We are competing with an old established network of galleries, art sales companies and promoters. Large galleries and other art sales outlets or companies in the industry have established reputations, name recognition and market share, and the ability to update and expand artwork offerings. Most, if not all, of the companies with which we compete have significantly greater management, marketing, and creative and financial resources as well as experience. We also compete with many well established internet galleries which already enjoy great success in utilizing the internet as a prime marketing tool and have achieved name recognition. We have not yet found a successful method of competition and consider our company to be at an extreme competitive disadvantage. Although we believe a company such as ours can penetrate a niche market of corporations and businesses who prefer the direct market approach, combined with unique high-quality products and competitive prices, we have not yet found a competitive edge and may continue to suffer losses as a result.

     . Uncertain economic turns, excess and stale inventory, changes in trends in design and decorating, and the volatility of the art business, in general, have forced us to sell a large portion of our inventory at a loss; unless we are able to make better purchasing decisions and find a more successful marketing plan, we will never be able to achieve and sustain profitability.

We will continue to be subject to the uncertainty of economic times as well as the volatility of the art business in general. We are also subject to changes in design and decorating trends which directly affect the supply and demand for both art reproductions and original artwork. In the past this has caused difficulties for us and forced us to liquidate portions of our inventory at a loss in order to make way for new, more updated inventory which is more responsive to current trends. Any sudden change in art market trends could adversely affect us. At this time, we intend that the sale of decor art, images used to decorate homes or offices, will represent the largest segment of art reproduction sales. If this changes, we may need to change our
inventory to satisfy consumer preferences.   The inability to successfully
respond to current trends may create additional business difficulties for us such as an inability or difficulty in selling our inventory at an acceptable profit margin. Unless we are able to successfully locate and purchase at a reasonable price both original and reproduction art work which will satisfy the needs of our potential purchasers as well as respond to current decorating trends, we will not be able achieve and sustain profitability.

     . Our efforts to complete our business plan have not yet proved successful although we have raised over $275,000 in private placements; there is no assurance that additional funding will increase revenues or profitabilty.

Management has, to date, spent 2 years and approximately $275,000 in pursuing our business plan which has resulted in a net operating loss of $135,804. There can be no assurance that raising additional funding will help us achieve profitablility or increase the value of your investment.


Risks Related to this Offering, Our Stock Price, and Corporate Control
----------------------------------------------------------------------

     . We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

There is no public market for our shares of common stock. Although we intend to apply for listing on the Over-the Counter (OTC) Bulletin Board as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering which was arbitrarily determined; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

     . Our shares may be considered a "penny stock" within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; "penny stocks" often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will be defined as a "penny stock". Broker-dealer practices, in connection with transactions in "penny stocks", are regulated by the SEC. Rules associated with transactions in penny stocks include the following:
     -  the delivery of standardized risk disclosure documents;
     - the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
     - written determination that the penny stock is a suitable investment for purchaser;
     -  written agreement to the transaction from purchaser.
These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop. Penny stock rules are discussed in more detail on page 20 of this prospectus.

     . Our officers, directors and affiliates control a significant portion of our stock which gives them significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

Officers and directors and existing stockholders, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. Our officers and directors and entities affiliated with them will, in the aggregate, beneficially own approximately 82% of our common stock, and will own 77% following this offering in the event the maximum offering is sold, assuming they do not purchase any of the shares in the offering. These stockholders will be able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change in our control. These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

   . You will suffer an immediate and substantial dilution to your investment if you purchase shares in this offering.

Investors purchasing shares in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share will exceed our net tangible book value per share. See "Dilution"
p.10 for a calculation of the extent to which your investment will be diluted.


                    FORWARD-LOOKING STATEMENTS

Many statements made in this prospectus under the captions Prospectus Summary, Risk Factors, Plan of Operation, Business and elsewhere are forward-looking statements that are not based on historical facts, and the rules and laws cited do not apply to this offering. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under risk factors.

The forward-looking statements made in this prospectus are based on events through the date on which the statements are made.


                         USE OF PROCEEDS

We will not be receiving any of the proceeds associated with the sale of shares by the selling security holders but will receive the funds from the sale of shares to the new security holders. It is possible that no proceeds may be realized from this offering.

The net proceeds to be realized by us from this offering, after deducting the estimated offering related expenses of $10,000 is approximately $15,000 if 25% of the offering shares are sold, $40,000 if 50% of the offering shares are sold and $90,000 if 100% of the offering shares are sold. This estimate is based on an assumed initial public offering price of $0.50 per share. Assuming that 25%, 50% or 100% of all 200,000 shares being offered are sold in this offering, we intend to use the proceeds as follows:

==============================================================================
                     TABLE OF USE OF PROCEEDS
------------------------------------------------------------------------------
                                      Assumes       Assumes       Assumes
                                      25% of        50% of        100% of
                                      Offering      Offering      Offering
------------------------------------- ------------- ------------- -----------

Total Proceeds                        $ 25,000      $ 50,000      $ 100,000
Less:
     Offering Expenses                  10,000        10,000         10,000
                                      --------      --------      ---------
Net Proceeds from
 Offering Available                   $ 15,000      $ 40,000      $  90,000
                                      ========      ========      =========

Artwork acquisition..............     $ 10,000      $ 25,000   $  60,000
Marketing and promotion..........        2,000         7,500         15,000
Clerical support.................        1,000         2,500          5,000
Working capital(1)...............        2,000         5,000         10,000
                                      --------      --------      ---------

                                      $ 15,000      $ 40,000      $  90,000
=============================================================================

(1) The working capital reserve may be used for general corporate purposes to operate, manage and maintain our business of direct marketing of artwork.


The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.



                 DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.50 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock. It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth. In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by both initial and subsequent investors, our financial condition, our potential for profit and the general condition of the securities market.

The offering price of $0.50 per share was decided on by us because we believe that the price of $0.50 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

                             DILUTION


Dilution to New Investors
-------------------------

We have a net tangible book value of  $72,568 or $0.024 per share.
Net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of our common stock outstanding.

Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering. If all 200,000 shares are sold, there would be a total of 3,238,400 shares issued and outstanding. If the maximum 200,000 shares are sold, the net proceeds to us after deducting offering costs of $10,000 would be $90,000. Adding the net proceeds to the net tangible book value, our total net tangible book value would be $162,568. Dividing our net worth by the number of shares outstanding discloses a per share book value of approximately $0.05 per share if the maximum number of shares are sold. Therefore, the shareholders who purchased pursuant to the offering will suffer an immediate dilution in the book value of their shares of approximately $0.45 or approximately 90% and the present shareholders will receive an immediate book value increase of approximately $0.026 per share or 52%.

The following table sets forth information on dilution to new shareholders presuming 100%, 50% and 25% of the offering sold. Investors should note that their proportionate dilution will increase as less shares are subscribed for.

                                                       100%     50%     25%
                                                    -------- -------- --------

Initial public offering price per share.............$   0.50 $   0.50 $   0.50
Net tangible book value after offering..............$162,568 $112,568 $ 87,568
Net tangible book value per share before offering...$  0.024 $  0.024 $  0.024
Net tangible book value per share after offering....$  0.050 $  0.036 $  0.028
Increase of net tangible book value after offering..$  0.026 $  0.012 $  0.004
Dilution per share to new shareholders..............$  0.450 $  0.464 $  0.472
Increase to current shareholders....................$  0.026 $  0.012 $  0.004
Percentage of dilution to new investors.............     90%      93%     94%


Comparative Data
----------------

As of the date of this offering, we have 3,038,400 shares issued and outstanding for which our initial investors/founders paid $274,200.

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering assuming 200,000 shares are sold.


                                                           Total Consideration Paid
                       Total Shares Owned After Offering   After Offering
                       ---------------------------------   --------------------------------
                                     Percentage of total                           Price per
Shareholders           # of shares   outstanding shares    Amount    Percentage    Share
---------------------- -----------   -------------------   --------- ----------    ---------
Current                  3,038,400        93.82%            $274,200    73.27%      $ 0.09 *
New if 100% sold           200,000         6.18%            $100,000    26.73%      $ 0.50
---------------------- -----------   -------------------   --------- ----------    ---------
 Total                   3,238,400          100%            $374,200      100%
                       ===========       =======            ========      ====

Current                  3,038,400        96.81%            $274,200    84.58%      $ 0.09 *
New if 50% sold            100,000         3.19             $ 50,000    15.42%      $ 0.50
---------------------- -----------   -------------------   --------- ----------    ---------
 Total                   3,138,400          100%            $324,200      100%
                       ===========         =====            =========    =====

Current                  3,038,400        98.38%            $274,200    90.31%      $ 0.09 *
New if 25% sold             50,000         1.62%            $ 25,000     9.69%      $ 0.50
---------------------- -----------   -------------------   --------- ----------    ---------
 Total                   3,088,400          100%            $299,200      100%
                       ===========         =====            =========    =====

* Represents the average price per share paid by all current shareholders taking into account shares issued to founders at inception at $0.002 per share and shares issued to all others in private placements at $0.50 pre share.



  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the company's common stock as of August 31, 2004, as adjusted to reflect the sale of the shares of common stock offered under this prospectus by:

       * each person who we know owns beneficially more than 5% of our common stock,
       *  each of our directors individually,
       *  each of our executive officers individually and
       *  all of our executive officers and directors as a group.


------------------------------------------------------------------------------
Type of                                Amount & Nature of     % of Class (2)
Security    Name and Address           Beneficial Ownership   Before & After
---------   -----------------------    --------------------   ------   ------

Common      Stephen Cartisano(1)            1,339,500         44.1%    41.4%
            4950 W. Craig Rd.
            Las Vegas NV 89130
            (Officer/Director 5% Owner)

Common      David Cartisano                 1,150,000         37.9%    35.5%
            4950 W. Craig Rd.
            Las Vegas NV 89130
            (Officer/Director/5%Owner)

Common      James Smock                             -            -        -
            4950 W. Craig Rd.
            Las Vegas NV 89130
            (Officer)
-----------------------------------------------------------------------------
All officers and directors                  2,489,500         82.0%    76.9%
    as a group (3 persons)
=============================================================================
TOTAL                                       2,489,500         82%      77%
=============================================================================

(1) Stephen Cartisano owns 1,142,500 shares in his own name; his ownership in this table, however, includes 50,000 shares owned beneficially and of record by his spouse Deborah Cartisano and 147,000 shares owned by his children who reside with them.

(2) Based on 3,038,400 common shares outstanding before the offering and 3,238,400 shares outstanding after the offering assuming all shares are sold.

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person. Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person. At the present time there are no outstanding options, warrants or conversion privileges for any or our existing or proposed securities.

Changes in Control
------------------

To the best of our knowledge, there are no contractual arrangements or pledges of our securities which may at a subsequent date result in a change of our control.

                       SELLING SHAREHOLDERS

An aggregate of 745,900 shares of common stock may be offered for resale by the selling security holders. These shares of common stock include shares issued initial shareholders in July/August 2002 and shares issued in various private placements between August of 2002 and August of 2003. Shares purchased at inception by founders were purchased at $.002 per share; all remaining shareholders paid $0.50 per share.

There are no material relationships between any of the selling shareholders and Elite Artz or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years other than those disclosed under "Relationship of Selling Shareholders . . . " below. Each selling shareholder listed below is offering all of their respective shares.
 Set forth in the table below is the percentage of outstanding shares owned by each selling shareholder both before the offering and after the offering presuming the sale of 100% of the offering or 200,000 shares.

List of Selling Shareholders
-----------------------------

                                              PRIOR TO OFFERING    PERCENT
                                                 ------------------   OWNED
                                                 NUMBER OF            AFTER
                                                 SHARES               OFFERING
                                                 OWNED AND   PERCENT  IF 100%
NAME                    ADDRESS                  OFFERED     OF TOTAL SOLD

Dr. Deborah Cartisano   Sandy, UT 84093           50,000 (1)   1.65%   1.54%
Jennifer Cartisano      Sandy, UT 84093           50,000 (2)   1.65%   1.54%
Patricia Rienhart       Tishomingo, OK 73460      50,000       1.65%   1.54%
Geneva Carr             Tishomingo, OK 73460      50,000       1.65%   1.54%
Daniel Cartisano        Sandy, UT 84093           57,000 (2)   1.88%   1.76%
Barry Grant             Sandy, UT 84093           57,000       1.88%   1.76%
Casey Nicholson         Stillwater, OK 74076  100,000       3.29%   3.09%
Aaron Palmer            Stillwater, OK 74076     100,000       3.29%   3.09%
Jessica Jankas          Stillwater, OK 74076      10,000          *       *
Marvin H. Taylor        Rexburg, ID 83440         10,000          *       *
Elaine Baer             Salt Lake City, UT 84107  61,000       2.01%   1.88%
Dr. Lester Nedesma      Salt Lake City, UT 84092  61,000       2.01%   1.88%
Shannon Kirch           Sandy, UT 84093           10,000          *       *
Lynn Kinney             Salt Lake City, UT 84107   2,000          *       *
Robert Dawson           Chickasha, OK 73018        5,000          *       *
Linda Durington         Chickasha, OK 73018        5,000          *       *
Patrick Abrams          Salt Lake City, UT 84124   2,000          *       *
Robert B. Amidon, Esq.  Burbank, CA 91505          2,500 (3)      *       *
Mark S. Givens, Esq.    Burbank, CA 91505          2,500 (3)      *       *
Jerrold S. Freed, Esq.  Burbank, CA 91505          2,500 (3)      *       *
Zhihong Wu              Salt Lake City, UT 84103   2,000          *       *
Valentina Iskova        West Valley City, UT 84120 2,000          *       *
Catherine Cartisano     Salt Lake City, UT 84124  40,000 (2)   1.32%   1.24%
Lillian J. Berdie       Las Vegas, NV 89119        2,000          *       *
Penny L. Berdie         Las Vegas, NV 89121        2,000          *       *
William Berdie          Las Vegas, NV 89119        2,000          *       *
Maria Bedrock           Las Vegas, NV 89148        1,000          *       *
Larry Bedrock           Las Vegas, NV 89148        1,000          *       *
Roy Bailey              Henderson, NV 89074          400          *       *
Jared Guerrero          Las Vegas, NV 89128        1,000          *       *
Tena Hogan              Las Vegas, NV 89107        1,000          *       *
Dr. James Hogan         Las Vegas, NV 89107        1,000          *       *
Gini Durand             Pleasant Hill, CA 94523    1,000          *       *
Sharon Durand           Sandy, UT 84093            1,000          *       *
Skip Smith              Salt Lake City, UT 84121   1,000          *       *

 *  Less than 1%

   (1) Dr. Deborah Cartisano is the spouse of Stephen Cartisano.

   (2) Daniel, Jennifer and Catherine Cartisano are Stephen Cartisano's children.

   (3) Mssrs. Amidon, Givens and Freed were each gifted 2,500 shares by Stephen Cartisano in February of 2004.

Relationship of Selling Shareholders to the Elite Artz
------------------------------------------------------

Stephen and David Cartisano are our founders and principal shareholders. They are not registering their shares for resale. David Cartisano is our president, CEO, and a director; Stephen Cartisano is our treasurer, CFO and a director. Their stockholder interests are discussed in the section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," above. Relationships of these individuals to selling shareholders are listed in the footnotes above. Stephen Cartisano and David Cartisano are father and son.

 Selling Shareholders May Be Deemed Underwriters
    -----------------------------------------------

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock as further discussed under "PLAN OF DISTRIBUTION," below. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

..    Not engage in any stabilization activities in connection with our common stock;

..    Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

..    Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                       PLAN OF DISTRIBUTION

How the 200,000 Shares Will Be Sold
------------------------------------

We are offering up to 200,000 shares of our common stock for $0.50 per share in this offering of our common stock. This is a best-efforts offering and will only be offered for sale by one of our officers, namely, James Smock, our Secretary and Vice-President. We do not plan to use any underwriters or broker-dealers to assist in the sale of the shares offered for sale. Since this is a best-efforts offering made through one of our officers, we are not required to sell a minimum number of shares or a minimum dollar amount before we are entitled to keep an investor's payment for shares. Funds received from investors will not be deposited in any escrow, trust, or similar account. All funds received from investors will be available for our immediate use. Mr. Smock will commence this offering promptly and will make the offering on a continuous basis for up to 180 days from the date of this prospectus or until earlier completion or termination. He is not a registered securities broker-dealer; he is an officer of Elite Artz.

Mr. Smock is not a registered securities broker-dealer. He will be offering the shares for sale in reliance upon Rule 3a4-1 of the rules promulgated under the Securities Exchange Act of 1934, which permits the sale of securities by persons associated with the issuer company. Mr. Smock meets the requirements of those rules in that he:

     . is not currently subject to a "statutory disqualification" as that term is defined in section 3(a)39 of the Act;

     . will not receive any compensation in connection with his respective participation in the offer, either by way of commissions or other remuneration based, directly or indirectly, on transactions in the securities offered by this prospectus;

     . is not currently either a broker-dealer or an "associated person of a broker-dealer" (nor has he been either of the foregoing during the past 12 months);

     . he has not participated in an offering of securities more than once every 12 months, except where permitted by laws; and

     . intends to continue to perform substantial duties for Elite Artz after the close of the offering.

We have not entered into, nor do we intend to enter into, any agreement, understanding, or arrangement with any underwriter or broker-dealer regarding the sale of common stock in this offering, nor is there an underwriter or coordinating broker acting on our behalf in connection with this offering. No one has made any commitment to purchase any shares in the offering.

How to Subscribe
----------------

 In order to purchase shares in this offering, you be at least 18 years old and must subscribe to purchase a minimum of at least 100 shares. You must also execute a subscription agreement and submit payment in full to Elite Artz. No maximum purchase amount has been set by us.

If you desire to subscribe for shares in this offering, you must complete a subscription agreement and pay the entire subscription amount in wire transferred funds, cash, check or money order upon subscribing. You must deliver the subscription agreement directly to our secretary/vice-president and sales agent in this offering: James Smock. Checks must be made payable to "Elite Artz, Inc." By signing the subscription agreement, you are making a binding offer to buy shares. The subscription agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the subscription agreement. All subscriptions are subject to acceptance by us.

You are urged to consult your own counsel and accountant with respect to the merits of an investment in the shares.


How Selling Shareholders Will Sell Their Shares
-----------------------------------------------

 Our selling shareholders will sell their shares at a price per share of $0.50 per share for the duration of this offering or until and if our shares are quoted on the Over-The-Counter-Bulletin-Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. These sales by selling shareholders may occur contemporaneously with sales by us. The selling shareholders offering will terminate on the earlier of the sale of all of the shares or until our shares are quoted on the OTCBB. The sale of the common stock offered by the selling shareholders through this prospectus may be effected in one or more of the following:

     .   ordinary brokers' transactions;
     .   transactions involving cross or block trades or otherwise;
     . purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     . "at the market" to or through market makers or into any market for the common stock which may develop;
     . in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     .   in privately negotiated transactions; or
     .   any combination of the foregoing.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.

We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

Selling shareholders may also elect to sell their shares through the safe harbor provided under Rule 144 whether or not this registration statement is in effect provided a market exists for our stock and provided they meet each of the terms and conditions set forth under the rule.

Purchases by Officers, Directors and Principal Shareholders
-----------------------------------------------------------

Our officers, directors and principal shareholders and persons associated with them may not and will not purchase shares in this offering.


                        LEGAL PROCEEDINGS

There are no legal proceedings or pending litigation to which we are a party, or against any of our officers or directors as a result of their capacities with us, and we are not aware of any threat of such litigation. We are not aware of any proceeding involving us that a governmental authority may be contemplating.


   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors
----------------------------------------

The following persons currently serve as our directors and officers:

                                                           Director
Name                Age    Positions/Offices Held          Since
--------------------------------------------------------------------------

Stephen Cartisano    49    Director, CFO, Treasurer        July 2002
                           Treasurer

David Cartisano      22    President, CEO, Chairman of     July 2002
                           the Board of Directors

James Smock          47    Secretary, Vice President       NA

There are no agreements or understandings for any officer or director to resign at the request of another person and the above-named officers and directors are not acting on behalf of, nor will they act at the direction of other person.

The term of office for each director is one year, or until his successor is elected and qualified at the company's annual meeting of shareholders, subject to ratification by the shareholders. The term of office for each officer is one year or until a successor is elected and qualified and is subject to removal by the board.

Background
----------

Set forth below are summaries of the business experience our directors and officers for at least the last five years:

STEPHEN CARTISANO - Treasurer, Director and Chief Financial Officer. Mr. Cartisano is an original director and officer of the company since its inception in July 2002. Prior to becoming an officer and director of this company, Mr. Cartisano was the head of marketing for Pacific Coast Academy, a private boarding school from November 1998 to August 2001. From August 2001 through the present date, Stephen Cartisano acts as an independent business consultant.

DAVID CARTISANO - Chairman of the Board, President, and Chief Executive Officer. Mr. Cartisano, age 21, is an original director and officer of the company from its inception in July of 2002. Prior to establishment of this company, Mr. Cartisano was a student at Oklahoma State University majoring in aviation technology. Beginning in January 1999 and through the current date, Mr. Cartisano works as a self-employed direct sales representative.

JAMES SMOCK - Secretary and Vice President. Mr. Smock was appointed by our Board to his respective officers on April 15, 2004. From 1982 through the present date, Mr. Smock is th owner and general agent for James R. Smock Agency of Ogden Utah. James R. Smock Agency is an independent insurance agency specializing in health, life and financial service products. Mr. Smock currently holds a license for life, accident and health insurance products sales. He has in the past recruited and trained sales agents in Utah, Colorado, Idaho and Wyoming and conducting both sales meetings and educational seminars in the insurance industry.


Significant Employees
---------------------

None.


Family Relationships
--------------------

David Cartisano is the son of Stephen Cartisano


Directorships in Other Public Companies
---------------------------------------

Neither of our directors are serving as a director of a reporting company.


No Involvement in Certain Legal Proceedings
-------------------------------------------

During the past five years, neither of our executive officers/directors:

..    has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

..    was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

..    was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting his/her involvement in any type of business, securities or banking activities;

..    was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

                    DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 70,000,000 shares: 50,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, par value $0.001. We are offering only common shares in this offering.

Preferred stock
---------------

We have no outstanding preferred shares and we have not established any series or class of preferred shares. Our preferred stock may be issued from time to time in one or more series. Our board of directors has the authority to designate the rights and preferences of our preferred shares in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common stock

We have 3,038,400 shares of our common stock currently issued and outstanding. All common shares have equal voting rights and are not assessable. Voting rights are not cumulative. The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors. Upon liquidation, dissolution or winding up of Elite Artz and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares.

Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. (There are no preferred shares currently issued). We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Change in Control Provisions
----------------------------

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

Anti-takeover Effects of Various Provisions of Nevada Law
---------------------------------------------------------

Upon the closing of this offering, we will be subject to the provisions of
Section 438 of the Nevada General Corporation Law. Subject to specific exceptions, Section 438 prohibits a publicly-held Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction in which such stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status.

Business combinations include mergers, acquisitions, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an interested stockholder is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. The restrictions in this statute could prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts with respect to the company and, therefore, may discourage attempts to acquire us.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Market For Our Shares
------------------------

As of the date of this prospectus and for the foreseeable future there is no public or private market for our common shares. Nor is there any assurance that a trading market will ever develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan. In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares. No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9
-----------------------------------------------

The shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

(a)   Penny Stock Reform Act. In October 1990 Congress enacted the
Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a "penny stock" unless it is:

       .     listed on approved national securities exchanges;
       .     a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that national exchange;
       .     a security listed on NASDAQ;
       .     a security of an issuer that meets minimum financial
             requirements; or
       .     a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation, as defined in the Rule, of at least $5.00 per share.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. We anticipate that following a successful completion of this offering, our shares of common stock will be subject to the penny stock rules.

Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market.

(b) Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market.

Possible Issuance of Additional Securities
------------------------------------------

We may need additional financing to grow our proposed business. If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Shares Subject to Conversion
----------------------------

There are no shares reserved for issuance pursuant to outstanding warrants or options, nor are there currently any outstanding warrants/options.

Shares Eligible for Future Sale
-------------------------------

Currently, we have 3,038,400 shares of common stock outstanding, and we intend to issue another 200,000 shares pursuant to this prospectus. We are registering 945,900 shares pursuant to this registration statement; accordingly, the 200,000 new shares to be issued will be freely transferable without restriction or further registration under the Securities Act; in addition the 745,900 shares offered by selling shareholders are eligible for resale for as long as this registration statements remains in effect.

All of our issued and outstanding shares of common stock are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, such as this one, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act. As we are registering 745,900 shares for resale in this registration statement there will be remaining 2,292,500 shares of restricted securities eligible for resale pursuant to an applicable exemption such as Rule 144. All of those shares are owned by our officers and directors, who are by definition affiliates; the 2,292,500 shares are more than 2 years old.

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144 subject to the holding period requirement. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this registration, there has been no public trading market for the common stock and we cannot predict the effect, if any, that public sales of shares of common stock or the availability of shares for sale will have on the market prices of the common stock. Nevertheless, the possibility that a substantial amount of common stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

NASD OTC Bulletin Board/Bulletin Board
--------------------------------------

We intend to apply to have our shares cleared for trading on the NASD Over the Counter Bulletin Board (OTCBB). We have not, as of the date of this prospectus, approached any broker-dealer regarding application for listing on the OTCBB nor do we have a proposed symbol.

Holders
-------

We currently have 37 shareholders.

Dividends
---------

We have never paid dividends on our common stock. The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business. Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

Securities Authorized for Issuance Under Equity Compensation Plans
------------------------------------------------------------------

None.


Other Provisions
----------------

Our company's legal counsel has determined our shares of common stock offered by this prospectus, when issued, will be duly and validly issued, fully paid and non-assessable.

You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

              INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of Elite Artz. Further, none of the experts or counsel was hired on a contingent basis or will receive a direct or indirect interest in Elite Artz. Our legal counsel is James Barber Esq.; our financial statements have been audited by the independent registered accounting firm of Madsen & Associates, CPA's Inc.


    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Elite Artz in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


             ORGANIZATION WITHIN THE LAST FIVE YEARS

We have no promoters other than our two directors to such extent as they would be considered promoters as our founders; nor have any promoters been involved with Elite Artz since inception other than those individuals. Disclosure regarding our "promoters" and related party transactions is contained in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


                     DESCRIPTION OF BUSINESS

Introduction
------------

We are two year old company which has recently moved out of the development stage. Although we have conducted operations since July of 2002, we have only had limited revenues and have operated at a loss.

Business Development, History and Organization
----------------------------------------------

Elite Artz was originally incorporated in the State of Delaware on July 15, 2002 as North American Marketing Corporation with authorized capitalization of 50,000,000 shares, par value $0.001. We were organized to engage in the direct marketing of fine quality original oil paintings and framed and matted prints by well know artists as well as specialty collections to hospitals, corporations, colleges and private individuals. On March 25, 2004 we changed our domicile to the State of Nevada effecting a name change to Elite Artz, Inc. and adding a class of preferred shares authorized at 20,000,000 shares with a par value of $0.001.

Description of Business
-----------------------

      Principal products and their markets
      ------------------------------------

Our business is that of direct marketing of fine-quality original paintings by lesser-known artists and high-quality framed and matted prints by famous artists. We market our artwork throughout the United States, principally in the State of Nevada. We are especially focusing on the Las Vegas metropolitan area which is growing rapidly. Management has observed that Las Vegas is experiencing a surge of interest in artwork evidenced by frequent art exhibitions and an increased use of artwork as part of the decor in hotels and casinos. We intend to concentrate on the Las Vegas metropolitan area for the direct sale of artwork during the next 12 months.

We concentrate on three main types of artwork in order of priority:

      .   Fine-quality original paintings by lesser-known or unknown artists

       Our fine quality original paintings are sub-museum quality by artists with no commercial reputation although some of the artists may have minor local reputations. They are done in a variety of media but are mostly oil or watercolor. As these paintings are one of a kind, our main inventory and marketing concentration revolves around them. Our original artwork ranges in sales price from $350 to $10,000 with an average price of $3,500-$4,500.

      .   Framed & matted prints by well-known artists.

       Well known artists would include individuals as Renoir, Monet, Picasso, Van Gogh, and Ansel Adams. The well known artists are all out of copyright and none are our exclusives. We do not carry an inventory of the framed, matted prints, but rather keep an "inventory" of wholesalers in order to know prices and availability of various reproduction artwork.

      .   Specialty Collections.

       Our specialty collections are compiled on a case by case basis.
          We use our original artwork and combine it with reproduction artwork to provide an overall look or "collection" for the buyer. This may also include other types of artwork such a sculpture or table art. Our specialty collections therefore are marketed using original artwork inventory on hand and reproduction and/or other types of art available to us to create a custom collection.

When purchasing artwork we make every effort to purchase a variety of original oil and/or watercolor paintings which work well together so we can market the artwork on a piece by piece basis or as part of a small collection.
We also try to purchase paintings that integrate well with the reproduction artwork of famous artists so purchasers can create an ambiance that compliments their decor and is both original and familiar and/or comfortable to the observer. Part of our marketing technique, therefore, is to have the ability to offer sufficient variety, size and quantity of original and reproduction artwork to provide a "complete" collection suitable to the style and decor of the purchasers space.

After two years of buying and selling artwork, we are in the process of refining our business plan to concentrate more on building our inventory of original artwork by unknown or lesser-known artists. We can purchase these paintings at very low prices with better mark-up than print inventory. We also decided to keep less print inventory while at the same time remaining aware of the best wholesalers to purchase a variety of such reproduction artwork. In this way we can provide the appropriate reproduction artwork to compliment the original artwork we keep on hand.

 Currently our inventory consists of approximately 12 original paintings mostly consisting of nature scenes; 10 of these paintings we have held in inventory for approximately 6 quarters, and 2 we have had for only one quarter. We disposed of a large portion of our inventory as a collection in a large corporate sale in mid-2004 and are working on sales of our existing inventory while adding to it. At this point in time, we are achieving are best success and highest profit margin through the sales of single pieces of original artwork to individual buyers.

     Distribution methods of our artwork inventory
     ---------------------------------------------

We will continue to rely on sales representatives to market our inventory of artwork. To date and in the immediate future, this marketing is conducted by our two directors: Stephen and David Cartisano. We utilize a direct marketing approach whereby our representatives directly contact:

o   corporations,  both large and small

o   small businesses such as law offices and doctors offices

o   large institutions such as hospitals and universities

o   hotels and casinos

o   private individuals

o   networking through local chambers of commerce, architects or decorators

For the most part, our sales representatives contact potential buyers and arrange meetings where they have a variety of original artwork with them as samples of what is available. We attempt to market a complete package, tailored to the space, design and needs of the purchaser. This means we have suggestions for both original artwork from our inventory as well as reproduction artwork by famous artists if appropriate. Ultimately we intend to either produce a catalog or a website for displaying our available original artwork as well as a line of prints.

     Competitive business conditions
     -------------------------------

The artwork sales industry contains an old and established network of galleries and promoters. Intense competition exists between these galleries and artwork offerings. The number of companies with which we compete is estimated in the hundreds and expanding. We expect competition from galleries across the country attempting to expand their sales revenue by the use of new marketing approaches including direct mail, internet websites, and smaller galleries with multiple locations. Competition may also increase as a result of industry consolidation.

Some of our sources of competition include:

     . Internet Galleries (websites) - which offer original artwork and reproduction artwork are one of our biggest sources of competition. These galleries offer a wide range of products to a wide geographical area. Some of these internet galleries include: P&C Art, Monna Art Galleries, Galleia De Corrento, Art.com, Artvest.com

     . Small Galleries in our specific locale - we will directly compete with some of the following galleries located in Nevada: ADDI Galleries, Adamo Gallery, Diva Art Group, Eric Leadon Artworks & Framing, Feng Shui Gallery, Galleria Di Sorrento, Galleries America and Gallery of History, among others. There are over 100 small galleries listed in the Las Vegas Nevada metropolitan area. Smaller galleries such as these offer original artwork by lesser known artists at reasonable prices.

     . Large well known retail outlets such department stores and other national retail outlets such as Costco, also provide both original and reproduction artwork; these places have tremendous buying power due to name recognition and reputation

     . Boutiques and other retail outlets which carry new artists often on consignment and offer interesting and unusual art.

     .  Private art promoters

     Our competitive position in the industry
     ----------------------------------------

We compete with an old established network of galleries, art sales companies and promoters. Large galleries and other art sales outlets or companies in the industry have established reputations, name recognition and market share, and the ability to update and expand artwork offerings. Most, if not all, of the companies with which we compete, have significantly greater management, experience, marketing ability, and creative and financial resources. We also compete with many well established internet galleries which already enjoy great success in utilizing the internet as a prime marketing tool and have achieved name recognition. Although we think that these larger, established galleries and art sales companies do not enjoy the same advantage in the niche markets of corporate and individual sales in the industry because of their traditional approach, we do not know how much advantage we can hope to gain with our less traditional, more flexible marketing approach. As of this date we are not aware of any direct sales companies for art in the Las Vegas area where we intend to concentrate our marketing for the next 12 months.

     How we will compete
     -------------------

We believe we will be able to compete successfully. We intend to compete on the basis of price, quality of products, and product mix. Because we are concentrating on unknown artists we believe we can provide high-quality original artwork at reasonable prices with a good profit margin for our company. We also believe that purchasers respond well to buying original art work rather than the standard reproductions. We are offering our purchasers the ability enhance their space with products that are unique and complimentary to their personality and decor while at the same time offering them additional reproduction prints to compliment their original selections. Although internet galleries may have similar offerings of artwork, not all buyers prefer that venue for the purchase of fine art, and we believe we will have some advantage with a direct sales personal approach. We also believe we will be able to price ourselves competitively by using unknown artists. However there is no guarantee or assurance we will be able to successfully compete or survive financially given the competition that exists in the art sales market environment.

     Principal suppliers
     -------------------

We purchase our original fine art paintings by contacting artists through various art schools, art groups and gallery representatives. We also solicit artists through various art groups who notify us when and where art shows are being held. We select paintings based upon what we believe is something that will generally have broad appeal while at the same time being high quality and artistically impressive. This, however, is a subjective decision that our management makes. We do not take art on consignment but purchase it outright and at a price we think is fair in the market considering the fact that the artists are unknown or little known. Our goal to is to market the products at a minimum of double what we pay for the piece(s). Again, this is a subjective decision and based solely on what management believes is a fair price. Management, it must be stressed, has no experience in the art field or the buying and selling of artwork. To date, once we start purchasing artwork in any given locale, we can access many additional artists through word of mouth and gain additional inventory.

     Dependence on one or a few major customers
     ------------------------------------------

We are not dependent on a few major customers.


      Patents, trademarks, licenses, franchises, concessions,
      royalty agreements, or labor contracts
      --------------------------------------

None, except we will need local licenses for door to door sales. It is possible in the future that we will enter into certain kinds of agreements with either sales representatives or artists; however, we will not do so in the immediate future and unless marketing or inventory needs dictate that it is in our best interest.

     Need for government approval
     ----------------------------

None.

     Effects of existing or probable governmental regulations
     --------------------------------------------------------

None.

     Research and development in the last two years
     ----------------------------------------------

During the past two years, we spent no money on research. All funds attributed to the development of our business have been included with our other operating expenses.

     Costs and effects of compliance with environmental laws
     -------------------------------------------------------

None.

     Number of employees
     -------------------

We have no employees except our officers/directors who perform both administrative services and sales services for Elite Artz. These individuals do not devote full time efforts to Elite Artz. Currently, David Cartisano devotes approximately 5-10 hours per week; Stephen Cartisano
devotes 10-20 hours per week and James Smock 5-10 hours per week.   We
have no intention of hiring any additional personnel until warranted.

Reports to Security Holders
---------------------------

We have filed a Registration Statement on Form SB-2 which this Prospectus is made a part of with the Securities and Exchange Commission. Following the effective date of this registration statement we will be required to comply with the reporting requirements of the Exchange Act. We will file annual, quarterly and other reports with the Securities and Exchange Commission ("SEC").

For further information, reference is made to the Registration Statement and to the exhibits filed therewith. Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, through the EDGAR database at www.sec.gov; or may be obtained from this office on payment of the usual fees for reproduction. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. We are an electronic filer and will file annual, quarterly and other reports with the Securities and Exchange Commission which will also be available at www.sec.gov


                        PLAN OF OPERATION

Overview/ Losses Since Inception
--------------------------------

 We are a development stage company founded a little over two years ago. Although we have conducted operations since July of 2002, we have had only limited revenues and have operated at a loss. Our activities to date have been limited to our formation, business plan development, the acquisition and some sales of our inventory (artwork), and various placements of our stock.

 We have experienced losses since inception. We had a loss of $38,253 loss for our year ended December 31, 2003 and a loss of $96,929 for our current 2004 year end. Our losses since inception total $146,632. We have assets of $74,658 comprised mostly of $15,200 in inventory and $57,500 in available-for-sale securities; we have $2,090 in liabilities consisting solely of accounts payable. Our assets consist of our inventory of original artwork and available-for-sale securities (50,000 shares of iMedia International, Inc.) which we received as payment for $171,525 worth of inventory in June of 2004. The transaction resulted in gross loss of $116,525 when taking into account our December 31, 2004 valuation adjustment of $55,000. We sold additional inventory in 2004 valued at approximately $28,910 for approximately $ 45,000 in cash transactions. To date, we have a gross loss on sales of inventory of $39,385.

Plan of Operation over the Next 12 Months

 We have only $1,958 in cash to satisfy our cash requirements over the next
12 months. We also have $15,200 in inventory and $57,500 in available for sale securities which could provide us with additional cash. Management has determined that we need a minimum of $4,000 per month to fund day to day operations and therefore we have sufficient cash to fund operations for approximately 16 - 18 months provided we are successful in selling our existing inventory and are able to sell our available-for-sale securities, if needed. This does not include the expenses associated with this offering, the purchase of additional inventory to expand or replace inventory we sell, or funds needed to continue with our business plan. Nor does it take into account the possibility of further devaluation of the available for sale securities before we are able to sell them. We will therefore need the proceeds from this offering or from some other source, such as loans from officers and directors, to continue operations if we are to proceed with our business plan. We have no agreement in place with any individual regarding any potential loans or advances.

Management intends to continue to pursue our business plan over the next 12 months, that of the purchase and direct sale of original and limited reproduction artwork to businesses and individuals. Although the cash on hand and cash flows provided by sales of inventory or securities is sufficient to fund minimal operations over the next 12 months, management believes that the proceeds from this offering are necessary to satisfy our cash requirement for our business plan for that time period. However, if less than 50% of our offering is sold we will be extremely limited in developing our business plan.

Although most of our business development is being handled by our officers/ directors who are not taking any compensation, we will need approximately $90,000 over the next year to help fund our existing operations and to continue to develop our business. This includes the purchase and marketing of
artwork inventory.   It also includes the additional expenses associated with
our reporting obligations which commence upon the filing of the registration statement of which this Prospectus is a part, and involves considerable time, energy and professional fees including legal and accounting. The following is a breakdown of our principal activities in the next twelve months, as well as the anticipated funding and its source:

        Goal                          Estimated Cost     Funding Source
-----------------------------------------------------------------------------
..  Continue our day to day            $ 30,000           Cash on hand;
   operations and comply with                            cash flows from
   SEC reporting requirements                            operations, if any;
   (Immediate and ongoing)                               cash from available
                                                         for sale securities;
                                                         offering proceeds
                                                         from working
                                                         capital category.

..  Work on selling existing inventory       NA           NA
   (Immediate and ongoing)

..  Artwork acquisition                $ 10,000 to        Cash flows from
   (immediate & after offering close)   70,000           operations, if any;
                                                         offering proceeds.

..  Marketing (with special attention
   to the Las Vegas area during the
   next 12 months)                    $  2,000 to        Offering proceeds.
   (after close of offering)            15,000

..  Web site or catalog                $ 10,000           Cash flows from
   (6 mos. after offering close)                         operations; cash
                                                         flows from sale of
                                                         our available for
                                                         sale securities;
                                                         cash from offering
                                                         proceeds from mar-
                                                         keting category

..  Hire and train sales reps          $ dictated by      Cash flow from
   if warranted.                        cash flows       operations


We believe that our offering proceeds together with available cash and assets which can provide additional cash flows will be sufficient to fund our operations over the next year. However, management recognizes that our offering proceeds could be less than adequate and if we raise less than 50% of our offering ($40,000 net or less) we will be very limited in our use of proceeds and more dependent on other sources including the sale of or our iMedia shares. It is also possible that when and if we needed to sell our iMedia shares, the shares will be difficult to sell or worth less than they are now which is already less than we acquired them for making them uneconomical to sell.

If one or both of these situations were to occur, we would be forced to look to other ways to fund our operations. We could attempt to receive loans from either related parties such as shareholders or directors, or we could receive loans from unrelated third parties. However, there are no written agreements with any party regarding loans or advance. If these parties do provide loans or advances, we may repay them, or we may convert them into common stock. We do not, however, have any commitments or specific understandings from any of the party or from any individual, in writing or otherwise, regarding any loans or advances or the amounts.

Management also anticipates that additional capital may also be provided by private placements of our common stock. We would issue such stock pursuant to exemptions provided by federal and state securities laws. The purchasers and manner of issuance would be determined according to our financial needs and the available exemptions. We do not intend to do a private placement of our common stock at this time.

At this time, we have no commitments from anyone for financing of any type.


                     DESCRIPTION OF PROPERTY

Our executive offices are located at 4950 W. Craig Road, Suite 3-235, Las Vegas Nevada 89130. The telephone number is (702) 396-9200 and facsimile number is (702) 655-3591.

The registered and records office of the company is also located at 4950 W. Craig Road, Suite 3-235, Las Vegas, Nevada, 89130.

The executive office is currently being given to the company at no charge during and there are no leases in place. Until such time as it becomes necessary to hire staff, the company does not intend on leasing any further space or purchase any property. Management utilizes space in their own homes to complete day to day administrative tasks and to store artwork.

       CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others
----------------------------------------

There have been no transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons.

Transactions with Promoters
---------------------------

We do not have any promoters except to that extent that our management are our founders and are deemed promoters for that reason. The following transactions occurred during the last three years with our "promoters":

Our President/CEO, David Michael Cartisano, acquired 1,150,000 shares of common stock, on July 29, 2002 for $0.002 per share and our Treasurer/CFO, Stephen Cartisano, acquired 1,150,000 shares of common stock on that same date for $0.002. Subsequent to this, in February 2004, Mr. Stephen Cartisano gifted a total of 7,500 shares divided equally between three business associates, Mr. Robert B. Amidon, Esq., Mr. Jerrold Freed, Esq., and Mr. Mark
S. Givens, Esq.

Stephen Cartisano also received $7,200 in consulting fees from Elite Artz since its inception.

Office Rent/Reimbursements in Sales Efforts
-------------------------------------------

Each of our officers/directors donates a limited space in his own home for use in completing various administrative tasks associated with this business and for storage of art work as necessary. Officers/Directors are reimbursed for expenses associated with selling efforts.

Resolving Conflicts of Interest
-------------------------------

Our directors must disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest will be conducted on terms not less favorable than that which could be obtained from an unrelated third party.


                      EXECUTIVE COMPENSATION

All Compensation
----------------

None our named officers and directors have received any compensation (including deferred compensation, restricted stock compensation, long term incentive compensation or other) since inception except that Stephan Cartisano received miscellaneous consulting fees from Elite of approximately $7,200 since inception.

Options/SAR's/LTIP's
--------------------

None.

Employment Contracts
--------------------

We currently have no employment agreements or compensatory plan or arrangement in effect with any of our officers or directors.

Termination of Employment or Change in Control Arrangements
-----------------------------------------------------------

None.


Compensation Arrangements of Services Provided as a Director
------------------------------------------------------------

We have no arrangements with either director for compensation regarding service on the board nor have either of our directors received any compensation for service on our board during the last fiscal year.



          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
              ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.


                       FINANCIAL STATEMENTS

Our audited financial statements begin on the next page.

   .    Report of Independent Registered Public Accounting Firm............F-1
   .    Balance Sheet for December 31, 2004................................F-2
   .    Statement of Operations for the years ended December 31, 2004 and
        2003 and the period from inception to December 31, 2004............F-3
   .    Statement of Changes in Stockholders' Equity For the Period
          July 15, 2002 (date of inception) to December 31, 2004...........F-4
   .    Statements of Cash Flows For the Years Ended December 31, 2003
          and 2004 the Period from Inception to December 31, 2004......... F-5
   .    Notes to Financial Statements......................................F-6

MADSEN & ASSOCIATES, CPA's Inc.
Certified Public Accountants and Business Consultants

                                                     684 East Vine St, Suite 3
                                                     Murray, Utah 84107
                                                    Telephone 801 268-2632
                                                     Fax 801-262-3978



Board of Directors
Elite Artz, Inc.
Salt Lake City, Utah


     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheet of Elite Artz, Inc. (development stage company) at December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003, and the period July 15, 2002 to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Artz, Inc. at December 31, 2004, and the results of operations, and cash flows for the years ended December 31, 2004 and 2003, and the period July 15, 2002 to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.



Salt Lake City, Utah
March 21, 2005
                               /s/Madsen & Associates, CPA's Inc.

                         ELITE ARTZ, INC.
                   (Development Stage Company)
                          BALANCE SHEET
                        December 31, 2004
==============================================================================


ASSETS
CURRENT ASSETS

   Cash                                                         $      1,958
   Inventory - for resale                                             15,200
                                                                -------------

     Total Current Assets                                             17,158
                                                                -------------

AVAILABLE-FOR-SALE SECURITIES                                         57,500
                                                                -------------

                                                                $     74,658
                                                                =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Accounts payable                                             $      2,090
                                                                -------------

     Total Current Liabilities                                         2,090
                                                                -------------
STOCKHOLDERS' EQUITY

   Preferred stock
     20,000,000 shares authorized at $0.001 par value;
     none issued                                                           -
   Common stock
     50,000,000 shares authorized at $0.001 par value;
     3,038,400 shares issued and outstanding                           3,038
   Capital in excess of par value                                    271,162
   Provision for valuation of available-for-sale securities          (55,000)
   Deficit accumulated during the development stage                 (146,632)
                                                                -------------

      Total Stockholders' Equity                                      72,568
                                                                -------------

                                                                $     74,658
                                                                =============








The accompanying notes are an integral part of these financial statements.

                         ELITE ARTZ, INC.
                    (Development Stage Company)
                      STATEMENT OF OPERATIONS
      For the Years Ended December 31, 2004 and 2003 and the
 Period July 15, 2002 (date of inception) to December 31, 2004
==============================================================================

                                                                 Inception to
                                     Dec 31,       Dec 31,       Dec 31,
                                     2004          2003          2004
                                     ------------- ------------- -------------

SALES                                $    157,500  $          -  $    162,300

COST OF SALES                             200,435             -       201,685
                                     ------------- ------------- -------------

   Gross profit (loss)                    (42,935)            -       (39,385)
                                     ------------- ------------- -------------

EXPENSES

   Sales and marketing                     14,750         5,000        19,750
   Administrative                          39,244        33,253        87,497
                                     ------------- ------------- -------------
                                           53,994        38,253       107,247
                                     ------------- ------------- -------------

NET LOSS                             $    (96,929) $    (38,253) $   (146,632)
                                     ============= ============= =============
NET LOSS PER COMMON SHARE
   Basic and diluted                 $       (.03) $       (.01)
                                     ============= =============
AVERAGE OUTSTANDING SHARES
   Basic (stated in 1,000's)                2,976         2,648
                                     ============= =============









The accompanying notes are an integral part of these financial statements.

                         ELITE ARTZ, INC.
                   (Development Stage Company)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
 For the Period July 15, 2002 (date of inception) to December 31, 2004
=============================================================================

                                                 Capital in
                             Common Stock        Excess of      Accumulated
                         Shares        Amount    Par Value      Deficit
                     ------------- ------------- -------------- --------------
Balance
 July 15, 2002                  -  $          -  $           -  $           -

Issuance of common
 stock for  cash
 at $.002               2,500,000         2,500          2,500              -

Issuance of common
 stock for cash
 at $.50                  314,000           314        156,686              -

Net operating loss
 for the period ended
 December  31, 2002             -             -              -        (11,450)

Issuance of common
 stock for cash
 at $.50                  142,000           142         70,858              -

Net operating loss
 for the year ended
 December 31, 2003              -             -              -        (38,253)
                     ------------- ------------- -------------- --------------
Balance
 December 31, 2003      2,956,000         2,956        230,044        (49,703)

Issuance of common
 stock for cash
 at $ .50                  82,400            82         41,118              -

Net operating loss
 for the year ended
 December 31, 2004              -             -              -        (96,929)
                     ------------- ------------- -------------- --------------
Balance
 December 31, 2004      3,038,400  $      3,038  $     271,162  $    (146,632)
                     ============= ============= ============== ==============






The accompanying notes are an integral part of these financial statements.



                           ELITE ARTZ, INC.
                     (Development Stage Company)
                       STATEMENT OF CASH FLOWS
        For the Years Ended December 31, 2004 and 2003 and the
    Period July 15, 2002 (Date of inception) to December 31, 2004
==================================================================================



                                                                     Inception to
                                         Dec 31,       Dec 31,       Dec 31,
                                         2004          2003          2004
                                         ------------- ------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                               $    (96,929) $    (38,253) $   (146,632)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities
     Changes in inventory                      54,895       (35,445)     (127,700)
     Changes in accounts payable                2,090             -         2,090
                                         ------------- ------------- -------------

  Net Cash from (used) in Operations          (39,944)      (73,698)     (272,242)

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase available-for-sale securities            -             -             -
                                         ------------- ------------- -------------
CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock       41,200        71,000       274,200
                                         ------------- ------------- -------------

Net Increase (decrease) in Cash                 1,256        (2,698)        1,958

  Cash at Beginning of Period                     702         3,400             -
                                         ------------- ------------- -------------

Cash at End of Period                    $      1,958  $        702  $      1,958
                                         ============= ============= =============

NON CASH FLOWS FROM OPERATING ACTIVITIES

  Trade of art inventory for available-for-sale securities - 2004       $ 112,500
  Less valuation adjustment                                               (55,000)
                                                                        ----------
                                                                           57,500
                                                                        ==========



The accompanying notes are an integral part of these financial statements.

                                  F-5




                         ELITE ARTZ, INC.
                   (Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                         December 31, 2004
==============================================================================


1.  ORGANIZATION

The Company was incorporated under the laws of the State of Delaware on July 15, 2002 with authorized common stock of 50,000,000 shares at $0.001 par value
with the name "North American Marketing Corporation".   On March 25, 2004 the
Company changed it domicile to the state of Nevada in connection with a name change to "Elite Artz, Inc." and the addition of authorized preferred stock of 20,000,000 shares with a par value of $.001. The terms of the preferred stock have not been determined by the board of directors of the Company.

The Company was organized to engage in the business of direct marketing of fine quality original oil paintings, and framed and matted prints, by well known artists, as well as specialty collections to hospitals, corporations, colleges and private individuals.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

                         ELITE ARTZ, INC.
                    (Development Stage Company)
             NOTES TO FINANCIAL STATEMENTS - continued
                         December 31, 2004
=============================================================================

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Income Taxes
------------

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2004, the Company had a net operating loss available for carry forward of $146,632. The tax benefit of approximately $44,000 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has been unable to project an estimated future operating profit. The loss carryforward expires beginning in the years 2023 through 2025.

Concentration of Credit Risk
----------------------------

There are no financial instruments that potentially subject the Company to significant concentration of credit risks.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Revenue Recognition
-------------------

Revenue is recognized on the sale and delivery of a product or the completion of services provided.

Advertising and Market Development
----------------------------------

The company expenses advertising and market development costs as incurred.

Inventory
---------

Inventory consists of oil paintings and framed matted prints ready for sale and is stated at the lower of cost or market, which is determined on a individual basis.

Marketable Securities
---------------------

The Company accounts for investments under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities are classified into one of three categories: held-to-maturity, available-for-sale, or trading. Securities are considered

                         ELITE ARTZ, INC.
                    (Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS - continued
                         December 31, 2004
==============================================================================

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. These securities are recorded as either short-term investments or long-term marketable securities on the balance sheet depending upon their original contractual maturity dates. Held-to-maturity securities are stated at amortized cost, including adjustments for amortization of premiums and accretion of discounts. Securities are considered trading when bought principally for the purpose of selling in the near term. Trading securities are recorded as short-term investments and are carried at market value. Unrealized holding gains and losses on trading securities are included in operating income. Securities not classified as held-to-maturity or as trading are considered available-for-sale. Available-for-sale securities are recorded as either short-term investments or long-term marketable securities and are carried at market value with unrealized gains and losses included in other comprehensive income in stockholders' equity. Temporary unrealized decreases in value are reported as other comprehensive income or loss, and permanent unrealized decreases in value are expensed. The decrease in value of the above securities are considered to be temporary.

Comprehensive Income (Loss)
---------------------------

SFAS No. 130, "Reporting Comprehensive Income," established new rules for the reporting and display of comprehensive income and its components. SFAS No. 130 requires unrealized gains or losses on the Company's available-for-sale securities and foreign currency translation adjustments to be reported as a separate component (comprehensive income/loss) of stockholders' equity.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  AVAILABLE-FOR-SALE SECURITIES

During June 2004 the Company received 50,000 common shares of Imedia International, Inc. resulting from the trade of its inventory. The fair market value of the stock received was $2.25 per share on the date of the trade. On the date of this report the fair market value had decreased to $1.15 per share. Temporary unrealized decreases in value are reported as other comprehensive income or loss, and permanent unrealized decreases in value are expensed. The decrease in value of the above securities are considered to be temporary. Impairment of our available-for-sale securities will be considered temporary through at least the end of 2005. Management has determined this by watching the market, through communications with iMedia, and the fact that despite the volatility of the stock, it has been on an upward climb in the last couple of months.

4.  CAPITAL STOCK

Since inception the Company has completed private placement offerings of 3,038,400 common shares for $274,200.

5.  SIGNIFICANT  RELATED PARTY TRANSACTIONS

Officer-directors and their families have acquired 77% of the outstanding common stock of the Company.

                 OUTSIDE BACK PAGE OF PROSPECTUS

Prospective investors may rely only on the
information contained in this prospectus.           ------------------
Elite Artz, Inc. has not authorized                  ELITE ARTZ, INC.
anyone to provide prospective investors             -------------------
with different or additional information.          945,900 Common Shares
This Prospectus is not an offer to sell
nor is it seeking an offer to buy these
securities in any jurisdiction where the
offer or sale is not permitted. The
information contained in this prospectus               PROSPECTUS
is correct only as of the date of this
prospectus, regardless of the time of                  ----------
the delivery of this prospectus or any
sale of these securities.

              TABLE OF CONTENTS
                                          Page
Inside Front Page of Prospectus............1
Prospectus Summary ........................3
Risk Factors ..............................4
Use of Proceeds ...........................8
Determination of Offering Price............8
Dilution..................................10
Security Ownership of Certain Beneficial
 Owners and Management....................11
Selling Shareholders......................12
Plan of Distribution......................14
Legal Proceedings.........................17
Directors, Executive Officers, Promoters
 and Control Persons......................17          April __, 2005
Description of Securities.................19
Market for Common Equity and Related
  Stockholders Matters....................20
Interests of Named Experts and Counsel....23
Disclosure of Commission Position on
 Indemnification for Securities Act
 Liabilities..............................23
Organization Within Last Five Years.......23
Description of Business...................23
Plan of Operation.........................28
Description of Property...................30
Certain Relationships and Related
 Transactions.............................30
Executive Compensation....................31
Changes In and Disagreements With
 Accountants..............................32
Financial Statements......................32
Outside Back Page of Prospectus...........41
 Exhibit A - Subscription Agreement....43


                             ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission or SEC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, (the Securities Act), for the shares of our common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about Elite Artz and the common stock being offered, refer to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference.

A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as this company that file electronically with the SEC. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC.

We intend to furnish our stockholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each year containing unaudited interim financial information.

                     EXHIBIT A to PROSPECTUS

                      SUBSCRIPTION AGREEMENT

                         ELITE ARTZ, INC.
                           Common Stock


1. SUBSCRIPTION. Effective the ____ day of_______________ , 2005, the undersigned hereby applies to purchase ______________________________(_______)
shares of the common stock of Elite Artz, Inc., par value $0.001, at Fifty Cents ($0.50) per share for a total purchase price of_________________________ ___________________________________________________ Dollars ($_________),
such purchase being made in accordance with the terms and conditions of the Prospectus, dated ___________, 2005, according to which the shares have been offered to the undersigned. The undersigned understands that the minimum purchase is 100 shares. This subscription may be accepted or rejected in whole or in part by Elite Artz, Inc. We have the right, exercisable in our sole and absolute discretion, to accept subscriptions in any order we may determine.

2. REPRESENTATIONS BY UNDERSIGNED. The undersigned represents and warrants the following to be true and correct:

       (a)     the undersigned has received the prospectus.

       (b) the undersigned acknowledges and understands that no U.S. federal or state agency, nor any governmental agency of any other jurisdiction, has made any recommendation or endorsement of the shares;

       (c) the undersigned recognizes that Elite Artz, Inc. is newly formed, has minimal operations, revenues or profits and that acquisition of the shares as an investment involves a high degree of risk;

       (d) if an individual, the undersigned is 18 years of age or over and is a bona fide resident of the state set forth in the residence address which such individual has set forth below; and

       (e) all of the representations of the undersigned herein are true and accurate, and Elite Artz, Inc. and the officers and directors of Elite Artz, Inc. will and may, without further investigation, rely on such representations.

3. PAYMENT OF SUBSCRIPTION. The amount of the undersigned's subscription is set forth below and the undersigned encloses payment of such amount herewith by a check, cashier's check or wired funds transfer, payable to "ELITE ARTZ, INC." The undersigned hereby authorizes and directs the officers and directors of Elite Artz, Inc. to deliver this subscription agreement to Elite Artz, Inc. and pay the funds delivered herewith to Elite Artz, Inc., to the extent that the undersigned's subscription has been accepted.

     The undersigned recognizes that if the subscription is rejected in whole, the funds delivered herewith will be returned to the undersigned as soon as practicable without interest or deduction, which investment is subject to the discretion of the officers and directors of Elite Artz, Inc. If the undersigned's subscription is rejected in part, the funds delivered herewith will, to the extent the subscription is so rejected, be returned to the undersigned promptly without interest or deduction.

4. CONTINUING ACCURACY OF REPRESENTATIONS. The undersigned agrees to notify Elite Artz, Inc. immediately if any of the statements described above made herein shall become untrue. Until such notification is given, Elite Artz, Inc. and its officers and directors will be entitled to rely on the accuracy of the information set forth herein.

5. OWNERSHIP. The undersigned's interest will be owned and should be shown on Elite Artz, Inc.'s records as follows:

       Name: ___________________________________________________


6. SUBSCRIPTION QUANTITY. The undersigned does hereby subscribe for __________________________________ (____) shares of Elite Artz, Inc.'s common stock at a price of Fifty Cents ($0.50) per Share, for a total subscription price of$______________________, which amount is enclosed. [100 shares minimum purchase]

     IN WITNESS WHEREOF, the undersigned has executed this subscription agreement.


__________________________________    _____________________________________
Name of Subscriber                    Social Security or Tax I.D. Number


__________________________________    _____________________________________
Name of Additional                    Social Security or Tax I.D.
Subscriber (if more than one)         Number of Additional Subscriber


__________________________________    _____________________________________
Residence Address                     Mailing Address (if different from
                                      Residence Address)



__________________________________    _____________________________________
City and State            Zip Code    City and State          Zip Code



__________________________________    _____________________________________
Home Telephone Number & Area Code     Business Telephone Number & Area Code

Form of Ownership (Circle One):

Individual        JTROS        Tenants      Community    Custodian   Trustee
Ownership         (all         in Common    Property
                  parties      (both        (one
                  must sign)   parties      signature
                               must sign)   required)


Authorized Signature of                Authorized Signature of
Subscriber                             Additional Subscriber





__________________________________     _____________________________________

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers regarding indemnification:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          .    By the stockholders;

          . By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          . If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

          . If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          . Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          . Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 4(b) of the Supplement to our Articles of Incorporation provides that our Board of Directors may from time to time indemnify our officers, directors and agent and other persons to the full extent of the law. Section 3.12 of our bylaws holds our directors to certain standards of conduct in discharging their duties and states that the "director is not liable fo any action taken as director, or any failure to take action, if he or she performed the duties in compliance with those standards of conduct.

We currently maintains no director's and officer's insurance policy or any liability insurance concerning our officers and directors.


ITEM 25.  OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Elite Artz. All amounts are estimates, other than the Securities and Exchange Commission registration fee, and the National Association of Securities Dealers, Inc. fee.

Securities and Exchange Commission registration fee.......... $  59.92
National Association of Securities Dealers, Inc. fee......... $1000.00
Accounting fees and expenses................................. $2000.00
Legal fees................................................... $3000.00
Director and officer insurance expenses...................... $1000.00
Printing and engraving ...................................... $1000.00
Transfer agent and registrar fees and........................ $   0.00
Blue Sky fees and expenses (including counsel fees).......... $1000.00
Miscellaneous expenses..........  ........................... $ 940.08

              Total.........................................$10,000.00


ITEM 26. RECENT SALES OF SECURITIES.

Elite Artz engaged in two offerings of securities prior to filing this registration statement. The first offering took place on or about July 29, 2002, and involved the sale of 2,500,000 shares of common stock in connection with the founding/organization of Elite Artz. These shares were sold to the following persons at $0.002 per share for proceeds of $5,000:

      Stephan Cartisano  - 1,150,000 shares (1)
      David Cartisano    - 1,150,000 shares
      Deborah Cartisano  -    50,000 shares
      Jennifer Cartisano -    50,000 shares
      Patricia Rienhart  -    50,000 shares
      Geneva Carr        -    50,000 shares

      (1) Stephan Cartisano subsequently gifted 7,500 shares to three individuals in March of 2004. Robert Amidon, Eqs., Mark S. Givens, Esq., and Jerrold S. Freed, Esq., were each gifted 2,500 shares.

In Elite Artz's second private placement offering, we sold 534,400 shares of our common stock to a total of 31 persons who paid $0.50 per share, or $267,200 total, in cash. These offers and sales took place between August 12, 2002 and April 30, 2004. Each of these individuals is listed by name in the "SELLING STOCKHOLDER" item of the Prospectus related to this registration statement.

The foregoing private transactions were effected pursuant to Section 4(2) of the Securities Act of 1933, as amended, as issuances "not involving a public offering". We believe that each of these purchasers (i) was aware that the securities had not been registered under federal securities laws, (ii)

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acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition, (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer, and (v) was "accredited" and/or "sophisticated". We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A)  EXHIBITS

Exhibit
Number              Description


2.1                 Plan of Merger *
3.1.1               Articles of Incorporation Elite Artz *
3.1.2               Articles of Merger *
3.2                 By-laws *
4.1                 Sample Stock Certificate
5.1                 Opinion of James Barber, Esq.
23.1                Consent of Madsen & Associates, CPA's
23.2                Consent of James Barber, Esq. (contained in Exhibit 5.1)

                  * filed as part of the initial registration on Form SB-2
                    with the Securities and Exchange Commission on 12/23/04


(B)  Financial Statement Schedules:

All applicable information is included in the audited financial statements.


ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


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

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising from the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on April 30, 2005.


                                   ELITE ARTZ, INC.

                                   By: /s/ David Cartisano
                                       ---------------------------
                                       David Cartisano, President
                                       Chief Executive Officer and
                                       Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


NAME                             TITLE                            DATE

/s/ David Cartisano      President, Chief Executive         04/30/05
--------------------     Officer, and Director
    David Cartisano


/s/ Stephen Cartisano    Treasurer, Chief Financial and     04/30/05
----------------------   Accounting Officer and Director
    Stephen Cartisano



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